PRESS
RELEASE
Consolidated-Tomoka Land Co. · P.O. Box 10809 · Daytona Beach, FL 32120-0809  · 386-274-2202  · 386-274-1223

FOR IMMEDIATE RELEASE

Date:	April 23, 2008
Contact:	Bruce W. Teeters, Sr. Vice President
Phone:	386-274-2202
Fax:	386-274-1223

CONSOLIDATED-TOMOKA LAND CO. HOLDS ANNUAL MEETING

Daytona Beach, Florida - The Annual Meeting of Shareholders of Consolidated-Tomoka Land Co. (AMEX: CTO) was held today at the LPGA International Clubhouse in Daytona Beach, Florida.  William H. Davison, William H. McMunn, and William L. Olivari were elected as Class II Directors.  Mr. Davison and Mr. McMunn were incumbent Directors and Mr. Olivari was elected to fill the vacancy created by the resignation of James E. Jordan.

At the Directors’ meeting following the shareholders’ session, William H. McMunn was elected Chairman of the Board, replacing Bob D. Allen who retired at the end of the annual shareholders meeting. In other action, Bill McMunn, was elected President and Chief Executive Officer; Bruce W. Teeters, Senior Vice President-Finance and Treasurer; Robert F. Apgar, Senior Vice President-General Counsel and Assistant Corporate Secretary; Linda Crisp, Vice President and Corporate Secretary; and Gary Moothart, Vice President and Controller.

Consolidated-Tomoka Land Co. is a Florida-based Company primarily engaged in converting Company owned agricultural lands into a portfolio of income properties strategically located throughout the Southeast, and development, management, and sale of targeted real estate properties.  Visit our website at www.ctlc.com
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